September 26, 2017

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO Variable Insurance Trust Custody and Investment Accounting Agreement dated January 1, 2000

Ladies and Gentlemen:

Please be advised that the undersigned Trusts have established new portfolios as listed on the attached updated Appendix A to the PIMCO Variable Insurance Trust Custody and Investment Accounting Agreement dated January 1, 2000 by and among State Street Bank and Trust Company (“State Street”) and the Trusts (as amended, modified or supplemented from time to time, the “Agreement”).

In accordance with Section 10.B of the Agreement, the undersigned Trusts hereby request that State Street act as Custodian for the new portfolios under the terms of the Agreement. In connection with such request, the undersigned Trusts hereby confirm to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Appendix A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO VARIABLE INSURANCE TRUST PIMCO EQUITY SERIES VIT
By:
Name:	Henrik P. Larsen
Title:	Vice President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:
Name:
Title:	___________________, Duly Authorized
Effective Date:	_________________, 20__

Appendix A

To

Custody & Investment Accounting Agreement

Dated January 1, 2000

Amended August 23, 2017

List of Funds of PIMCO Variable Insurance Trust (PVIT)

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset Portfolio	6880	8W1Y
PIMCO All Asset All Authority Portfolio	3484	8W2O
PIMCO Balanced Allocation Portfolio	6879	8W2L
PIMCO CommodityRealReturn® Strategy Portfolio	6881	8W1X
PIMCO Emerging Markets Bond Portfolio	688	8W1S
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged)	687	8W1F
PIMCO Foreign Bond Portfolio (Unhedged)	6877	8W2A
PIMCO Global Core Bond (Hedged) Portfolio	6865	8W2E
PIMCO Global Bond Portfolio (Unhedged)	2680	8W1G
PIMCO Global Diversified Allocation Portfolio	6855	8W3D
PIMCO Global Multi-Asset Managed Allocation Portfolio	6883	8W2B
PIMCO High Yield Portfolio	686	8W1H
PIMCO Income Portfolio	6834	8W1W
PIMCO Long-Term U.S. Government Portfolio	683	8W1N
PIMCO Low Duration Portfolio	685	8W1L
PIMCO Real Return Portfolio	691	8W1R
PIMCO Short-Term Portfolio	684	8W1J
PIMCO Total Return Portfolio	680	8W1A
PIMCO Unconstrained Bond Portfolio	6876	8W2F

List of Funds of PIMCO Equity Series VIT

Fund	PIMCO Account #	State Street Account #
PIMCO StocksPLUS® Global Portfolio	4957	8WEA